SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): January 15, 1997




                              CERPROBE CORPORATION
             (Exact name of registrant as specified in its charter)




         DELAWARE                         0-11370               86-0312814
         --------                         -------               ----------
         (State or other           (Commission File No.)  (IRS Employer ID No.)
jurisdiction of incorporation)




                    600 Rockford Drive, Tempe, Arizona 85281
                    ----------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 967-7885

                              CERPROBE CORPORATION

                                CURRENT REPORT ON

                                    FORM 8-K


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Silicon Valley Test & Repair, Inc.

         On January 15, 1997 (the "Closing Date"), pursuant to an Agreement of Merger and Plan of Reorganization (the "Agreement"), by and among Cerprobe Corporation, a Delaware corporation ("Registrant"), EMI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant ("Acquisition"), Silicon Valley Test & Repair, Inc., a California corporation ("SVTR"), and
William E. Mayer and Carol Mayer, husband and wife (together, "Mayer"), Registrant acquired SVTR by merger of SVTR with and into Acquisition. The purchase price paid by Registrant under the Agreement consisted of (i) $3,850,000 in cash, subject to subsequent adjustment based on SVTR's net worth as of the Closing Date; and (ii) 300,000 shares of the common stock of Registrant, of which 125,000 shares have been placed in escrow as a source of recourse for certain indemnification claims Registrant and Acquisition may have against Mayer pursuant to the Agreement. Under the Agreement, Mayer may receive up to an additional $500,000 in cash and up to 50,000 additional shares of Registrant's common stock if Acquisition achieves certain sales and operating profit targets for calendar year 1997.

         The amount and nature of the purchase price were determined by arms-length negotiations among the parties. The cash used in the transaction was provided from the proceeds of a private placement of convertible preferred stock issued by Registrant on January 18, 1996.

         In connection with the Agreement, Registrant entered into a registration rights agreement with Mayer (the "Registration Rights Agreement"). The Registration Rights Agreement grants Mayer certain "piggyback" registration rights. Additionally, Mr. Mayer entered into an employment agreement with Acquisition (the "Employment Agreement") that expires on December 31, 1999. Pursuant to the Employment Agreement, Mr. Mayer will serve initially as President of Acquisition for six months and thereafter as Vice President - Strategic Technology Development of Acquisition at a salary of $200,000 per year. The Employment Agreement contains a covenant not to compete for the period of his employment and for a period of 18 months after the expiration or termination of the Employment Agreement.

         SVTR refurbishes and upgrades automatic wafer probing equipment used in the semiconductor industry. Registrant intends for Acquisition to continue the operations of SVTR.

         The  acquisition  will be  accounted  for  using the  purchase  method.
Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their estimated fair values. Preliminary estimates of purchased in-process research and development in connection with the allocation is approximately $5,400,000. The current state of the research and development products/processes is not yet at a technologically feasible or commercially viable stage. Registrant does not believe that the research and development products/processes have any future alternative use because if they are not finished and brought to ultimate product or process completion, they have no other value. Therefore, consistent with generally accepted accounting principles, Registrant intends to take a one-time charge for the full value of the purchased in-process research and development in the first quarter ending March 31, 1997.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         As of the date of filing of this Form 8-K, it is impracticable for Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K not later than 60 days after the date of this Form 8-K.

         (b)      Pro Forma Financial Information.

         As of the date of filing of this Form 8-K, it is impracticable for Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K not later than 60 days after the date of this Form 8-K.

         (c)      Exhibits.


Exhibit No.            Description of Exhibit
-----------            ----------------------

 1 Agreement of Merger and Plan of Reorganization dated January 15, 1997, by and among Registrant, EMI Acquisition, Inc., Silicon Valley Test & Repair, Inc., and William and Carol Mayer
 2 Registration Rights Agreement dated January 15, 1997, by and between Registrant and William and Carol Mayer
 3 Employment Agreement dated January 15, 1997, by and between Registrant and William and Carol Mayer

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CERPROBE CORPORATION


                                     By:/s/ Randal L. Buness
                                        ----------------------------------------
                                              Randal L. Buness
                                              Vice President, Chief Financial
                                              Officer, Secretary, and Treasurer


Dated as of:  January 30, 1997
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